Exhibit 10.4

SERVICES AGREEMENT

between

CALAMP WIRELESS NETWORKS CORPORATION

and

SVRUSA CO., LLC

dated as of

March 15, 2021

TABLE OF CONTENTS

Article I SERVICES

Section 1.01Provision of Services

Section 1.02Standard of Service

Section 1.03Review of Services

Article II FEES

Section 2.01Fees

Section 2.02Terms of Payment and Related Matters

Section 2.03Terminated Services

Section 2.04Books and Records

Article III TERM AND TERMINATION

Section 3.01Term

Section 3.02Termination of Agreement

Section 3.03Breach

Section 3.04Insolvency

Section 3.05Effect of Termination

Section 3.06Force Majeure

Article IV CONFIDENTIALITY

Section 4.01Confidentiality

Article V LIMITATION ON LIABILITY; INDEMNIFICATION

Section 5.01Limitation on Liability

Section 5.02Indemnification

Article VI MISCELLANEOUS

Section 6.01Notices

Section 6.02Interpretation

Section 6.03Headings

Section 6.04Severability

Section 6.05Entire Agreement

i

Section 6.06Successors and Assigns

Section 6.07No Third-Party Beneficiaries

Section 6.08Amendment and Modification; Waiver

Section 6.09Governing Law; Submission to Jurisdiction

Section 6.10Waiver of Jury Trial

Section 6.11Counterparts

ii

SERVICES AGREEMENT

This Services Agreement (this “Agreement”), dated as of March 15, 2021, is entered into between CALAMP WIRELESS NETWORKS CORPORATION, a Delaware corporation (“Seller”), and SVRUSA CO., LLC, a Delaware limited liability company (“Newco”).  Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Transition Services Agreement, dated as of March 15, 2021 (the “Transition Agreement”), between Spireon ATS Parent, Inc., a Delaware corporation, and Seller.

RECITALS

WHEREAS, Newco and Seller have entered into the Transition Agreement pursuant to which, among other things, Seller will provide, or cause its Affiliates to provide, Newco with certain services, in each case on a transitional basis and subject to the terms and conditions set forth therein; and

WHEREAS, in addition to the services rendered under the Transition Agreement, the parties wish to enter into this Agreement to set forth the Services (as defined herein) that Seller will after expiration of the term of the Transition Agreement provide Newco for the Term (as defined herein).

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, Newco and Seller hereby agree as follows:

Article I
SERVICES

Section 1.01Provision of Services

.  Seller agrees to provide, or to cause its Affiliates to provide, the services necessary for the operation of the Towers and related systems required to service agreements with customers, including, but not limited to, operating leases, telecommunication and networks, services for the operation of the National Law Enforcement Telecommunications System and Asset Recovery and Tracking System, cloud infrastructure and network and production operations personnel (each, a “Service” and collectively, the “Services”).  Without limitation of the foregoing, the Services will include those set forth on Exhibit A attached hereto (as such exhibit may be amended or supplemented pursuant to the terms of this Agreement, the “Services Exhibit”), to Newco for the respective periods and at the cost and pursuant to the other terms and conditions set forth in this Agreement and the Services Exhibit. “Towers” shall mean the operating towers and corresponding lease agreements by and between Seller and the party thereto, as outlined on Exhibit B. Additionally, in the event Seller is unable to obtain the consent required from the Los Angeles Police Department to stop using the “Enigma” environment prior to the expiration of the term under the Transition Agreement, the Services will include the “Enigma” environment until such consent is obtained.

Section 1.02Standard of Service

.

(a)Seller represents, warrants and agrees that the Services shall be provided in good faith, in accordance with Law in a manner that does not favor (in terms of quality or timeliness of service or the ability of employees providing the Services) any other Person over Buyer and, except as specifically provided in the Service Exhibit, in a manner generally consistent with the historical provision of the Services and with the same standard of care as historically provided. Seller agrees to assign sufficient resources and qualified personnel as are reasonably required to perform the Services in accordance with the standards set forth in the preceding sentence related to the provision of Services.  Seller shall maintain in effect all insurance policies currently maintained by it (and shall not change or amend such policies), and, at Buyer’s request, Seller shall cause Buyer to be named as a loss payee and an additional insured thereunder (without any liability for any premiums) to the extent applicable to the Services.  All personnel provided by Seller pursuant to this Agreement shall be Seller’s employees, contractors or agents, and in no event shall such personnel be deemed employees or agents of Newco. Seller may provide Services using permanent employees, contract employees or vendor employees as Seller shall deem appropriate for the work being performed. Further, it is understood and agreed that Seller may have been retaining, and may continue to retain, third-party service providers to provide some of the Services to Newco. In addition, Seller shall have the right to hire other third-party subcontractors to provide all or part of any Service hereunder.

(b)Except as expressly set forth in Section 1.02(a) or in any contract entered into hereunder, Seller makes no representations and warranties of any kind, implied or expressed, with respect to the Services, including, without limitation, no warranties of merchantability or fitness for a particular purpose, which are specifically disclaimed. Newco acknowledges and agrees that this Agreement does not create a fiduciary relationship, partnership, joint venture or relationships of trust or agency between the parties and that all Services are provided by Seller as an independent contractor.

Section 1.03	Review of Services

.

(a)For the first year following the Wind Down Date (as defined herein), at the completion of each fiscal quarter, Seller and Newco will meet to review the Services and to analyze and discuss ongoing requirements for the Towers’ infrastructure and steps for further optimization of the Towers (each such meeting, a “Review”). Should the parties mutually agree to cease operations of one or more Towers, Seller and Newco shall work together to take all steps necessary to effectuate the same. Following the one (1) year anniversary of the Wind Down Date, Newco and Seller will continue to meet every six (6) months to review the Services and analyze and discuss ongoing requirements for the Tower’s infrastructure and steps for further optimization of the Towers.

Article II
FEES

Section 2.01Fees

. As consideration for provision of the Services, during the Term of this Agreement, Newco shall pay Seller a monthly fee of one hundred and fifty thousand five hundred seventy-one dollars ($150,571.00) (the “Fee”) which shall cover the ongoing operating costs of the Towers, outside services for physical maintenance and operational maintenance, and headcount for those personnel necessary to perform the Services, amongst other items.  The Fee will be proportionally reduced as the Services in respect of the Towers (and/or the number of Towers with respect to which the Services are provided) are reduced.

Section 2.02Terms of Payment and Related Matters

. Newco shall pay Seller the monthly Fee on or before the fifteenth (15th) day of each calendar month throughout the Term. Seller reserves the right to charge interest on any amount which has been due from Newco for more than forty-five (45) days, at a rate equal to the prime lending rate (as quoted in the Wall Street Journal on the last business day of the month of such overdue Invoice) plus three percent (3%) per annum.

Section 2.03Terminated Services

. Upon termination or expiration of any or all Services pursuant to this Agreement, or upon the termination of this Agreement in its entirety, Seller shall have no further obligation to provide the applicable terminated Services and Newco will have no obligation to pay any future compensation relating to such Services (other than for or in respect of Services already provided in accordance with the terms of this Agreement and received by Newco prior to such termination).

Section 2.04Books and Records

. Seller shall keep true, complete and accurate books of account containing such particulars as may be necessary for the purpose of calculating the above costs and expenses, and in order to verify the costs and expenses of Seller in connection with the performance of the Services hereunder, Newco and its representatives shall have the right to:  (a) audit, examine and make copies of the books of account and other records of Seller insofar as they relate to the Services during normal business hours on reasonable advance notice; (b) visit the facilities of Seller during normal business hours on reasonable advance notice; and (c) discuss the affairs of Seller insofar as they relate to the Services with its officers, employees, accountants and attorneys (subject, in the case of attorneys, to any applicable privilege) during normal business hours on reasonable advance notice.  Such right may be exercised through any agent or employee of Newco designated by it or by independent certified public accountants or counsel designated by Newco.  Buyer shall bear all expenses and out-of-pocket costs and expenses incurred in any audit or examination made for its account; provided, however, that in the event any such audit or examination shall disclose a monthly overpayment of more than 5% of the Fee, Seller shall reimburse Buyer for the amount of such overpayment, as well as Buyer’s reasonable cost of such audit or examination, within five days of Buyer’s demand therefor.

Article III
TERM AND TERMINATION

Section 3.01Term

. This Agreement shall become effective as of the expiration of the term under the Transition Agreement (the “Wind Down Date”) and shall continue in force for a period of fifty-four (54) months, unless otherwise terminated early by the parties in accordance with the terms of this Agreement (the “Term”).

Section 3.02Termination of Agreement. Subject to Section 3.05, this Agreement shall terminate in its entirety upon the earlier of the following: (i)the completion of the Term; (ii) in accordance with Section 3.03 or Section 3.04; or (iii) at such time when the parties have mutually determined to shut down all Towers so that there are no longer Towers in operation.

Section 3.03Breach

. Any party (the “Non-Breaching Party”) may terminate this Agreement with respect to any Service, in whole but not in part, at any time upon prior written notice to the other party (the "Breaching Party") if the Breaching Party has failed to perform any of its material obligations under this Agreement relating to such Service, and such failure shall have continued without cure for a period of fifteen (15) days after receipt by the Breaching Party of a written notice of such failure from the Non-Breaching party seeking to terminate such service.

Section 3.04Insolvency

. In the event that either party hereto shall (i) file a petition in bankruptcy, (ii) become or be declared insolvent, or become the subject of any proceedings (not dismissed within sixty (60) days) related to its liquidation, insolvency or the appointment of a receiver, (iii) make an assignment on behalf of all or substantially all of its creditors, or (iv) take any corporate action for its winding up or dissolution, then the other party shall have the right to terminate this Agreement by providing written notice in accordance with Section 6.01.

Section 3.05Effect of Termination

. Upon termination of this Agreement in its entirety pursuant to Section 3.01 and Section 3.02, all obligations of the parties hereto shall terminate, except for the provisions of Section 2.03, Section 2.04, Article IV, Article V and Article VI, which shall survive any termination or expiration of this Agreement. Additionally, Seller shall be solely responsible after termination of this Agreement for supporting customer contracts that extend beyond the Term.

Section 3.06Force Majeure

. The obligations of Seller under this Agreement with respect to any Service shall be suspended during the period and to the extent that Seller is prevented or hindered from providing such Service, or Newco is prevented or hindered from receiving such Service, due to any of the following causes beyond such party's reasonable control (such causes, "Force Majeure Events"): (i) acts of God, (ii) flood, fire or explosion, (iii) war, invasion, riot or other civil unrest, (iv) Governmental Order or Law, (v) actions, embargoes or blockades in effect on or after the date of this Agreement, (vi) action by any Governmental Authority, (vii) national or regional emergency, (viii) strikes, labor stoppages or slowdowns or other industrial disturbances, (ix) shortage of adequate power or transportation facilities, (x) any new plague, epidemic, pandemic, outbreaks of infectious disease or any other public health crisis, including quarantine or other employee restrictions (excluding, for the avoidance of doubt, COVID-19 pandemic and any quarantine or employee restrictions resulting therefrom existing prior to the date hereof); or (xi) any other event which is beyond the reasonable control of such party. The party suffering a Force Majeure Event shall give notice of suspension as soon as reasonably practicable to the other party stating the date and extent of such suspension and the cause thereof, and Seller shall resume the performance of its obligations as soon as reasonably practicable after the removal of the cause. Neither Newco nor Seller shall be liable for the nonperformance or delay in performance of its respective obligations under this Agreement when such failure is due to a Force Majeure Event. The applicable end date for any

Service so suspended shall be automatically extended for a period of time equal to the time lost by reason of the suspension.

Article IV
CONFIDENTIALITY

Section 4.01Confidentiality

.

(a)During the term of this Agreement and thereafter, the parties hereto shall, and shall instruct their respective Representatives to, maintain in confidence and not disclose the other party's financial, technical, sales, marketing, development, personnel, and other information, records, or data, including, without limitation, customer lists, supplier lists, trade secrets, designs, product formulations, product specifications or any other proprietary or confidential information, however recorded or preserved, whether written or oral (any such information, “Confidential Information”). Each party hereto shall use the same degree of care, but no less than reasonable care, to protect the other party's Confidential Information as it uses to protect its own Confidential Information of like nature. Unless otherwise authorized in any other agreement between the parties, any party receiving any Confidential Information of the other party (the “Receiving Party”) may use Confidential Information only for the purposes of fulfilling its obligations under this Agreement (the “Permitted Purpose”). Any Receiving Party may disclose such Confidential Information only to its Representatives who have a need to know such information for the Permitted Purpose and who have been advised of the terms of this Section 4.01 and the Receiving Party shall be liable for any breach of these confidentiality provisions by such Persons; provided, however, that any Receiving Party may disclose such Confidential Information to the extent such Confidential Information is required to be disclosed by a Governmental Order, in which case the Receiving Party shall promptly notify, to the extent possible and permissible, the disclosing party (the “Disclosing Party”), and take reasonable steps to assist in contesting such Governmental Order or in protecting the Disclosing Party's rights prior to disclosure, and in which case the Receiving Party shall only disclose such Confidential Information that it is advised by its counsel in writing that it is legally bound to disclose under such Governmental Order.

(b)Notwithstanding the foregoing, “Confidential Information” shall not include any information that the Receiving Party can demonstrate: (i) was publicly known at the time of disclosure to it, or has become publicly known through no act of the Receiving Party or its Representatives in breach of this Section 4.01; (ii) was rightfully received from a third party without a duty of confidentiality; or (iii) was developed by it independently without any reliance on the Confidential Information.

(c)Upon demand by the Disclosing Party at any time, or upon expiration or termination of this Agreement with respect to any Service, the Receiving Party agrees promptly to return or destroy, at the Receiving Party's option, all Confidential Information. If such Confidential Information is destroyed, an authorized officer of the

Receiving Party shall certify to such destruction in writing. Notwithstanding the foregoing, the Receiving Party shall be permitted to retain copies of the Confidential Information to the extent (i) required to comply with applicable law, governmental or regulatory authority or stock exchange, including the rules of a professional body or accounting rules, or its bona fide internal compliance or audit policies and procedures, or (ii) created pursuant to routine backup or automatic archiving procedures.

(d)For the avoidance of doubt, the obligations of the parties under this Section 4.01 are in addition to any other confidentiality obligations to which they are subject.

Article V
LIMITATION ON LIABILITY; INDEMNIFICATION

Section 5.01Limitation on Liability

. In no event shall Seller have any liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple, whether based on statute, contract, tort or otherwise, and whether or not arising from the other party's sole, joint, or concurrent negligence, strict liability, criminal liability or other fault. Newco acknowledges that the Services to be provided to it hereunder are subject to, and that its remedies under this Agreement are limited by, the applicable provisions of Section 1.02, including the limitations on representations and warranties with respect to the Services.

Section 5.02Indemnification

.

(a)Seller shall indemnify, defend and hold harmless Newco and its Affiliates and their respective directors, officers, employees and agents (collectively, the “Indemnified Parties”), from and against all Losses based upon, arising out of, asserted against, resulting from, imposed on, in connection with, or otherwise in respect of Seller’s breach of its obligations under this Agreement or gross negligence or willful misconduct by Seller in the performance of its obligations under this Agreement.

(b)Newco agrees to promptly notify Seller in writing of any indemnifiable claim, but the failure to so notify shall not relieve Seller of any Liability that it may have to an indemnified party except to the extent the Seller is materially prejudiced by the failure to give such prompt notice.

(c)Seller shall have the right to participate in and assume control over the compromise and defense of any third party claim for which indemnification is sought hereunder, but only if Seller has sufficient financial resources to pay the full amount of the potential liability with respect thereto.  The Indemnified Parties shall have the right to employ separate counsel in any Action with respect to such third party claim and to participate in (but not control) the defense thereof, but the fees and expenses of such separate counsel shall not be at the expense of Seller unless (i) a third party seeks an injunction or other equitable relief that affects in any material respect the title of an Indemnified Party to its assets or the ability of an Indemnified party to conduct its business, (ii) Seller or the Indemnified Party determine with the advice of counsel that an actual or potential conflict of interest between such parties may exist in respect of such Action, (iii) Seller shall fail to defend or prosecute such Action within a reasonable time, in which case Seller shall not have the right to direct the defense of such Action on behalf of the Indemnified Party or (iv) Seller does not have sufficient financial resources to pay the full amount of the potential liability in such Action.  Seller shall have the right to approve (such approval not to be unreasonably withheld or delayed) and be required to pay all Losses incurred by an Indemnified Party in connection with the defense, settlement or compromise of any Action controlled by an Indemnified Party pursuant to the prior sentence.

(d)Seller shall not: (i) without the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld or delayed) enter into any settlement, adjustment or compromise of a third party claim for which indemnification is sought hereunder involving injunctive or similar equitable relief being asserted against such Indemnified Party or any of its Affiliates (other than any such third party claim referred to in Section 5.02(c)(i) above); or (ii) effect the settlement of any other pending or threatened proceeding in respect of which an Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Article VI
MISCELLANEOUS

Section 6.01Notices

. All Invoices, notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the fourth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.01):

(a)if to Seller:

CalAmp Wireless Networks Corporation

15635 Alton Parkway, Suite 250

Irvine, CA 92618

Attention: Stephen Moran, Senior Vice President, General Counsel and Secretary

with a copy (which shall not constitute notice) to:

Barnes & Thornburg, LLP

655 W Broadway Unit 1300

San Diego, CA 92101

Attention: Eric Beste; Lee Kolodny

(b)if to Newco:

SVRUSA Co., LLC
16802 Aston Street
Irvine, CA 92606

Attention: Kevin Weiss, Chief Executive Officer

with a copy (which shall not constitute notice) to:

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004-1482
Attention:  Chuck Samuelson

Section 6.02Interpretation

. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 6.03Headings

. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 6.04Severability

. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 6.05Entire Agreement

. This Agreement, including the Service Exhibit, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Purchase Agreement as it relates to the Services hereunder, the provisions of this Agreement shall control.

Section 6.06Successors and Assigns

. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that Newco may collaterally assign its rights hereunder to its lenders and either party may assign its rights hereunder to its Affiliates. No assignment shall relieve the assigning party of any of its obligations hereunder.  Any assignment in violation of this Agreement shall be null and void ab initio.

Section 6.07No Third-Party Beneficiaries

. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

Section 6.08Amendment and Modification; Waiver

. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 6.09Governing Law; Submission to Jurisdiction

. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware. Any legal suit, action or proceeding arising out of or based upon this agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the state of California in each case located in the city of Irvine and county of Orange, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.10Waiver of Jury Trial

. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this agreement or the transactions contemplated hereby. Each party to this agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 6.10.

Section 6.11Counterparts

. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Services Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CALAMP WIRELESS NETWORKS CORPORATION
By:	/s/ Jeff Gardner
Name:	Jeff Gardner
Title:	CEO

SVRUSA CO., LLC
By:	/s/ Jeff Gardner
Name:	Jeff Gardner
Title:	CEO

EXHIBIT A

SEE ATTACHED

EXHIBIT B

86 TOWERS

1.	Agreement, between Communications Leasing, Inc., as licensor, and LoJack, Corp., as licensee, dated as of March 1, 2002, as amended, regarding Lease ID: RTXF9 - Suffolk Nassau
2.	Air Site Agreement for Santiago Peak, between Glendale Electronics, Inc., as licensor, and Lo Jack Corporation, as licensee, dated as of March 1, 2011, regarding Lease ID: RTX22 - SANTIAGO.
3.	Lease, between Bear Creek Development Corporation, as lessor, and LoJack Corporation, as lessee, dated as of March 1, 2001, regarding Lease ID: RTXN2 - Mt Morrison
4.	Tower Site Lease, between Pinnacle Towers LLC, as licensor, and LoJack Corporation, as licensee, dated as of March 8, 2006, as amended, regarding Lease ID: RTXKL - Memphis Tenn
5.	Master Services Agreement, between Turn Wireless, LLC and Lo Jack, dated as of 2011, regarding Lease ID: RTX25 - Oat Mtn.
6.

Tower License Agreement, between Raycon National, Inc. dba WFLX-TV formerly known as Malrite Communications Group, Inc., as licensor, and Recovery Systems, Inc., as licensee., dated as of March 5, 2001, regarding Lease ID: RTX62   - West Palm (Lantana).

7.	Antenna Site Lease Schedule, between Pinnacle Towers LLC, as licensor, and LoJack Corporation, as licensee, dated as of May 21, 2007, as amended, regarding Lease ID: RTXF4 - White Plains.
8.	Communications License Agreement, between InSite Towers, LLC, as licensor, and LoJack Corporation, as licensee, dated as of February 29, 2016, regarding Lease ID: RTX28 - San Marcos.
9.	Radio/Communication Site Lease Agreement, between ComSites West, LLC, as licensor, and LoJack, Inc., as licensee, dated as of May 1, 2016, regarding Lease ID: RTX12 - Diablo.
10.

Antenna Site Lease Schedule No 180400775N0071 to the Master Antenna Site Lease No. E26, between Pinnacle Towers Inc., as lessor, and LoJack Corporation, as lessee, dated as of December 18, 2000, regarding Lease ID: RTX29   - San Miguel.

11.	Lease Agreement, between Cascade Plaza Associates, LLC, as licensor, and LoJack Corporation, as licensee, dated on or before July 6, 2015, regarding Lease ID: RTX8K – Akron.
12.	Lease between LoJack Corporation, as lessee, and SRI Eleven 600 Peachtree Street, LLC, as lessor, as amended, dated as of August 1, 2017, regarding Lease ID: RTX71 - Atlanta BOFA Tower

13.	Radio Transmitting Tower-Joint Usage Agreement, between Fisher Wireless Services, Inc. and LoJack Corporation, dated as of July 20, 2018, regarding Lease ID: RTXNC - Estrella Peak
14.	Antenna Site License Agreement between The Sentinel Publishing Company, as licensor, and LoJack, Inc. as licensee, dated on or before July 13, 2015, regarding Lease ID: RTXE3 - Somerset
15.	Short Form Tower License Agreement, between Pinnacle Towers LLC, and LoJack Corporation, dated as of October 30, 2009, regarding Lease ID: RTX42 - Washington DC.
16.	License Agreement for Antenna Site, between Industrial Tower and Wireless, LLC, as licensor, and LoJack Corporation, as licensee, dated as of October 29, 2011, regarding Lease ID: RTX94 - Boston MA.
17.

License Agreement for 601 Lexington Avenue Condominium c/o Boston Properties Limited partnership, as licensor, and LoJack Corporation, as licensee, dated as of October 31, 2011, regarding Lease ID: RTXF1   - Manhattan

18.	Antenna Site License, between Ratelco Properties Corporation, as licensor, and LoJack Corporation, as licensee, dated as of November 1, 2002, regarding Lease ID: RTXR3 - Cougar Mtn.
19.

Antenna Site Lease, between Metropolitan Life Insurance Company and Metropolitan Tower Realty Company, Inc., together as licensor, and LoJack Corporation, as licensee, dated as of March 1, 2008, as amended, regarding Lease ID: RTXG4   - Wells Fargo Houston.

20.	License Agreement, between Pinnacle Towers LLC, as licensor, and LoJack Corp., as licensee, dated as of December 1, 1995, as amended, regarding Lease ID: RTXK1 - Philadelphia
21.	Tower Space Rental, between N.J. Public Broadcasting Authority, as licensor, and LoJack Corporation, as licensee, dated as of November 1, 1989, as amended, regarding Lease ID: RTXE2 - Montclair
22.	License Agreement, between American Towers, Inc., as licensor, and LoJack Corp., licensee, dated as of December 12, 2001, as amended, regarding Lease ID: RTXG7 - Hitchcock Galveston.
23.	Antenna Site License, between Alpha Communications Sites, Inc., as lessor, and Lojack, as lessee, dated on or before January 1, 2015, regarding Lease ID: RTXHC - Little Farnsworth Peak
24.	License Agreement, between American Tower, L.P., as licensor, and LoJack Corporation, as licensee, dated as of December 31, 2003, regarding Lease ID: RTXS1 - Randleman.
25.	License Agreement, between American Tower, L.P., as licensor, and LoJack Corporation, as licensee, dated as of December 18, 2002, as amended, regarding Lease ID: RTXG8 - Woodlands
26.

Radio Transmitting Tower-Joint Usage Agreement, between Society Hill Towers Owners Association, as licensor, and LoJack Corporation, a licensee, dated as of February 1, 2020, regarding Lease ID: RTXK4 - South Philadelphia

27.	Rooftop License Agreement, between Crescent Real Estate Funding I, L.P., as licensor, and Lo-Jack Corporation, as licensee, dated as of March 1, 1999, as amended, regarding Lease ID: RTXG3 - Ft. Worth
28.	Schedule to Master Tower Space License Agreement between American Towers, Inc., as licensor, and LoJack Corp., as licensee, dated as of 2006, regarding Lease ID: RTXG2 - Cedar Hills
29.	Site Lease, between Cook’s Communications, as lessor, and LoJack Corp., as lessee, dated as of May 1, 2012, regarding Lease ID: RTX19 - Meadow Lakes
30.	License Agreement, Lodestar Towers California, Inc., as licensor, and LoJack, as licensee, dated as of April 13, 2000, regarding Lease ID: RTX24 - MT.HARVARD.
31.	Radio Transmitting Tower-Joint Usage Agreement, between Pamal Broadcasting Ltd., as owner, and LoJack Corporation, as user, dated as of June 10, 2016, regarding Lease ID: RTXF6 - Putnam County
32.	License Agreement, between American Tower, LP, as licensor, and LoJack Corporation, as licensee, regarding Lease ID: RTX2C - Edom Hill
33.	Radio/Communication Site License Agreement, between ComSites West, LLC, as licensor, and LoJack Corp, as licensee, dated as of July 2, 2007, as amended regarding Lease ID: RTX17 - Mt Vaca
34.

Antenna Site Lease Schedule No 030291002N0019 to Master Antenna Site Lease No. E26, between Pinnacle Towers Inc., as lessor, and LoJack Corporation, as lessee, dated as of June 6, 2002, regarding Lease ID: RTX73   - Douglasville

35.	Radio Antenna License, between Dallas Main LP, as Owner, and LoJack Corporation, as Licensee, dated as of August 31, 1999, as amended, regarding Lease ID: RTXG1 - Nations Bank
36.	License of Space, between American Towers, Inc., as licensor, and LoJack Corporation, as licensee, dated as of September 26, 2005, as amended, regarding Lease ID: RTX72 - Sawnee Mtn
37.

First Union Financial Center Communication Equipment License, between Aetna Life Insurance Company, licensor, and Lo Jack Corporation, as licensee, dated as of November 11, 1995, as amended, regarding Lease ID: RTX61 – Miami.

38.

Antenna Site Lease Schedule No. 140400218N0019 to Master Antenna Site Lease No. E26, between Pinnacle Towers Inc., as lessor, and LoJack Corporation, as lessee, dated as of November 4, 2002, regarding Lease ID: RTXA1   - Columbia

39.	License Agreement for Antenna Site, between Industrial Tower and Wireless, LLC, as licensor, and LoJack Corporation, as licensee, dated as of March 18, 2016, regarding Lease ID: RTX98 - South Shore MA
40.

Radio/Communication Site License Agreement, between C&C Equipment Company, as licensor, and CalAmp Wireless Networks Corporation, as successor-in-interest to LoJack Corporation, as licensee, dated as of November 19, 2012, regarding Lease ID: RTX11   - Black Mtn.

41.	Radio Transmitting Tower-Joint Usage Agreement, between General Tower Company, Division of M. Gassner Electrical Contractor, Inc., as owner, and

LoJack Corporation, as user, dated as of January 1, 2013, regarding Lease ID: RTX31 - John Tom Hill
42.

License Agreement for Antenna Site, between Industrial Communications and Electronics, Inc., as licensor, and LoJack, as licensee, dated as of December 9, 2002, as amended, regarding Lease ID: RTX6H   - Ft Lauderdale

43.	Communications Site License Agreement, Hicks Family Limited Partnership, as licensor, and LoJack Corporation, as licensee, dated as of March 1, 2013, regarding Lease ID: RTX1E - Blueridge
44.

Schedule No. 02040299N0036 to the Master Antenna Site Lease No. E26,, between Pinnacle Towers LLC, as lessor, and LoJack Corporation, as lessee, dated as of December 7, 2000, as amended, regarding Lease ID: RTX64   - Oldsmar

45.

Short Form Tower License Agreement, between Global Signal Acquisitions LLC, as licensor, and LoJack Corporation, as licensee, dated as of November 4, 2008, as amended, regarding Lease ID: RTXE5   - Bayville

46.	Lease Agreement, between WVEC Television, Inc., as lessor, and LoJack Corporation, as lessee, dated as of November 1, 2001, as amended, regarding Lease ID: RTXJ7 - WVEC
47.	Schedule to Master Tower Space License, between American Towers, Inc. and LoJack Corporation, regarding Lease ID: RTXL1 - New Orleans
48.	License Agreement between Telecom Towers LLC and LoJack Corporation, dated as of December 2, 2004, regarding Lease ID: RTXG9 - Allen#2 Collin Cty
49.	License Agreement, between SBA Site Management, LLC, and LoJack Corp., dated as of May 15, 2015, regarding License ID: RTXG5 - Methodist Hospital
50.	Tower Site License Agreement, between GTP Acquisition Partners II, LLC and LoJack Corporation, dated as of July 31, 2013, regarding Lease ID: RTXNK - West Mesa.
51.	Rooftop Site License Agreement, between GTP Acquisition Partners III, LLC and Lojack corporation, dated as of April 11, 2011, regarding Lease ID: RTX6M - Boca Raton
52.	Communications License Agreement, between Microwave, Inc., as licensor, and LoJack Corp., as licensee, dated as of October 9, 2013, regarding Lease ID: RTXN6 - MT.POTOSI.
53.	Tower Site Lease, between Pinnacle Towers LLC, as lessor, and Lojack corporation, as lessee, dated as of December 5, 2005, regarding Lease ID: RTXKG - North Nashville TN
54.	License Agreement, between SpetraSite Broadcast Towers, Inc., and LoJack Corporation, dated as of February 11, 2004, regarding License ID: RTXS4 - Charlotte
55.

Schedule to the Master Tower Space License Agreement, between American Tower, L.P., as licensor, and LoJack Corporation, as licensee, dated as of March 13, 2007, regarding Lease ID: RTXE4 - Mt. Freedom

56.	Tower Site Lease Agreement, between Silke Tower Properties LLC, as lessor, and LoJack Corporation, as lessee, dated on or before May 8, 2014, regarding Lease ID: RTXRG - Portland OR
57.

License Agreement, between Diamond Towers V LLC, as successor-in-interest to WHTG Tower Corporation, as licensor, and LoJack Corp., as licensee, dated as of June 6, 2014, regarding Lease ID: RTXE1 - Tinton Falls

58.	Schedule to Master Tower Space License, between American Towers, Inc. and LoJack Corporation, regarding Lease ID: RTXR5 - E. Tiger Mtn
59.	Communication Facility Agreement, between Applied Technology Group Inc., as lessor, and Lo Jack Corporation, as Lessee, dated as of October 1, 2004, regarding Lease ID: RTX18 - Adelaide
60.	Site Rental Agreement, between Remote Communication Systems, Inc., as lessor, and Lo Jack as lessee, regarding Lease ID: RTX2D - Ventura
61.	Communication Facility Agreement, between Applied Technology Group Inc. and Lo Jack Corporation, regarding Lease ID: RTX1C - Mc Kittrick
62.	Schedule to Master Tower Space License, between American Towers, Inc. and LoJack Corporation, regarding Lease ID: RTX32 - Stamford
63.	License Agreement, between American Towers, Inc., and LoJack Corporation, regarding Lease ID: RTX66 - Bithlo Tower
64.

Antenna site Lease Schedule No 340352001N0067 to Master Antenna Site Lease No. E26, between Pinnacle Towers Inc., as lessor, and LoJack Corporation, as lessee, dated as of February 21, 2001, regarding Lease ID: RTXN3   - El Dorado Mtn

65.	License Agreement, between SBA Site Management, LLC as licensor, and LoJack Corp., as licensee, dated as of May 15, 2015, regarding Lease ID: RTXF8 - Bronx
66.

Site Lease, between Fresno Mobile Radio, Inc., as licensor, and  LoJack Corp or an affiliate of LoJack Corp, as licensee, dated on or before November 1, 2004, regarding use of leased premises for the mounting of antennas at the location commonly known as Joaquin Ridge.

67.

Schedule No. 4089281 to Master Antenna Site Lease No. E26, between Pinnacle Towers Inc., as lessor, and LoJack Corporation, as lessee, dated as of March 5, 2007, as amended, regarding Lease ID: RTX75   - Conyers

68.	Schedule No. 4082057 to Master Antenna Site Lease No. E26, between Pinnacle Towers Inc., as lessor, and LoJack Corporation, as lessee, regarding Lease ID: RTXJ2 - Bull Run
69.	Schedule to Master Tower Space License, between American Towers, Inc. and LoJack Corporation, regarding Lease ID: RTXF7 - Orange cty NY
70.	License Agreement, between Telecom Towers LLC d/b/a/ American Tower, as licensor, and LoJack Corporation, as licensee, dated as of July 3, 2000, regarding lease ID: RTXN5 - Black Mtn. Las Vegas

71.	License Agreement, between American Tower, LP, as a licensor, and LoJack Corporation, as a Licensee, dated as of January 28, 2000, as amended, regarding Lease ID: RTX14 - Mt. Tamalpias.
72.

Schedule No. 18040026N0015 to Master Antenna Site Lease No. E26, between Pinnacle Towers Inc., as lessor, and LoJack Corporation, as lessee, dated as of August 17, 2000, regarding Lease ID: RTX15 - Chantry Hill

73.	License Agreement, between 50 West Broad Street Acquisition, LLC, as licensor, and LoJack Corporation, as licensee, dated as of November 1, 2005, regarding Lease ID: RTX8L - Leveque Columbus
74.

Antenna Site Lease Schedule No. 200588001N007 to Master Antenna Site Lease No. E26, between Pinnacle Towers Inc., as lessor, and LoJack Corporation, as lessee, dated as of December 18, 2000, regarding Lease ID: RTX37   - Bridgeport

75.	Schedule to Master Tower Space License Agreement, between American Tower, L.P., as licensor, and LoJack Corporation, as licensee, regarding Lease ID: RTX68 - Jacksonville
76.	Schedule to Master Tower Space License Agreement, between American Tower, L.P., as licensor, and LoJack Corporation, as licensee, regarding Lease ID: RTXG6 - Austin Bee Cave
77.

Antenna Site License Agreement, between Western Summit Enterprises, Inc. d/b/a Mountain Investments, as lessor, and Lojack Corporation, as lessee, dated as of October 1, 2015, regarding Lease ID: RTX26 - Hauser Pk.

78.

Antenna Site License Agreement, between JP Morgan Chase Bank, N.A., as licensor, and LoJack Corporation, as licensee, dated as of December 2, 2013, as amended, regarding Lease ID: RTX81 - Chicago Chase Tower

79.	Lease Agreement, between Cunningham Communications, Inc., as lessor, and LoJack Corporation, as lessee, dated as of February 1, 1996, as amended, regarding Lease ID: RTXA2 - Baltimore
80.	Lease Agreement for Lease ID: RTX92 - Mt Wachusett [Verbal]
81.	Lease Agreement for Lease ID: RTX92 - RTX95 – Fall River Copicut Hill [Verbal]
82.	Lease Agreement for Lease ID: RTX1F – Redding, CA [Verbal]
83.	Lease Agreement for Lease ID: RTX78 – Acworth, GA [Verbal]
84.	Lease Agreement for Lease ID: RTX91 – Andover, MA [Verbal]
85.

Memorandum of Understanding (MOU) between the Rhode Island State Police, as lessor, and LoJack Corporation, as lessee, dated as of February 28, 1994, as amended, regarding Lease ID: RTXH6 - Chopmist Hill RI

86.

Facilities Lease, between High Sierra Communications, Inc., as lessor, and LoJack Corporation, as lessee, dated on or around November 1, 2008, as amended, regarding Lease ID: RTXN8 - Peavine Peak (Reno)